SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549






                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





       Date of Report (Date of earliest event reported): February 11, 2002







                         CNL retirement PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)



           Florida                      000-32607               59-3491443
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)


              450 South Orange Avenue                  32801
                  Orlando, Florida                  (Zip Code)
      (Address of principal executive offices)



       Registrant's telephone number, including area code: (407) 650-1000

Item 2.       Acquisition or Disposition of Assets.

         Holley Court Terrace located in Oak Park, Illinois. On February 11, 2002, the Company acquired the Holley Court Terrace independent living Property located in Oak Park, Illinois (the "Oak Park Property") for $18,469,275 from American Retirement Corporation. The Company, as lessor, has entered into a long-term lease agreement relating to this Property. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires on February 11, 2017.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of five years each.

o The lease requires minimum annual rent of $1,846,928 for the first lease year with increases of 1% each lease year thereafter.

o In addition to minimum rent, the lease requires percentage rent equal to 10% of gross revenues in excess of the "Oak Park Baseline Gross Revenues." The Oak Park Baseline Gross Revenues will equal gross revenues earned during the second 12 months of the lease.

o A security deposit equal to $460,950 has been retained by the Company as security for the tenant's obligations under the lease. An additional deposit equal to $277,821, representing funds on deposit with the lender, was assigned to the Company.

o        Management  fees  payable  to  American   Retirement   Corporation  for
         operation of the Oak Park Property are subordinated to minimum rent due to the Company.

o American Retirement Corporation has guaranteed all of the tenant's obligations under the lease.

         The federal income tax basis of the depreciable portion of the Oak Park Property is approximately $18.5 million.

         On February 11, 2002, the Company assumed approximately $13,000,000 of Permanent Financing relating to the Oak Park Property which is secured by a mortgage on the Property. The loan bears interest at a variable rate ranging from 6.28% to 8.00% per annum and requires monthly principal and interest payments through October 2003 with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred assumption fees of approximately $16,200.

         The Oak Park Property, which opened in May 1992, includes 178 independent living units. Amenities include a common activities room and dining room, a library, an exercise room, a recreation room and a beauty/barber shop. The Property is located in a suburb west of Chicago and is less than five miles from four hospitals and near shopping districts. Other senior living facilities located in proximity to the Oak Park Property include Bethlehem Woods, The British Home, Gardenhouse of Maywood and Plymouth Place. The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the most recent five year period the independent living facility has been operational are as follows:

                                     Oak Park Property
                  --------------------------------------------------------
                     Average            Revenue               Revenue
                    Occupancy         per Occupied         per Available
    Year              Rate                Unit                 Unit
-------------     --------------     ---------------      ----------------

   *1997             91.60%              $77.76                $74.29
   *1998             96.30%               84.66                 81.53
   *1999             97.60%               80.19                 78.24
   *2000             98.90%               84.51                 83.61
   *2001             98.80%               80.01                 79.04

*    Data for each year represents the period January 1 through December 31.

         Homewood Residence of Coconut Creek located in Coconut Creek, Florida. On February 11, 2002, the Company acquired the Homewood Residence of Coconut Creek assisted living Property located in Coconut Creek, Florida (the "Coconut Creek Property") for $9,687,563 from American Retirement Corporation. The Company, as lessor, has entered into a long-term lease agreement relating to this Property. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires on February 11, 2017.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of five years each.

o The lease requires minimum annual rent of $968,756 for the first lease year with increases of 2% each lease year thereafter.

o In addition to minimum rent, the lease requires percentage rent equal to 10% of gross revenues in excess of the "Coconut Creek Baseline Gross Revenues." The Coconut Creek Baseline Gross Revenues will be the prior 12 months total revenue for the period ending on the earlier of (i) the 36th month of the lease, or (ii) the month in which the facility achieves average occupancy of 93% for the prior 12 months.

o A security deposit equal to $387,503 has been retained by the Company as security for the tenant's obligations under the lease.

o        Management  fees  payable  to  American   Retirement   Corporation  for
         operation of the Coconut Creek Property are subordinated to minimum rent due to the Company.

o American Retirement Corporation has guaranteed the tenant's obligation to pay minimum rent under the lease. In addition, American Retirement Corporation is required to maintain a "Tenant Reserve" which was established at $262,500 at closing. The balance in the reserve is subject to quarterly changes based on proforma budgets for the following four fiscal quarters. The reserve will terminate the later of
         (i) when "Minimum Rent Coverage" of 1.1 is achieved for four consecutive fiscal quarters, commencing with the quarter ending June 30, 2002, or (ii) February 29, 2004. Minimum Rent Coverage equals the total cash available for lease payments during each successive period of four consecutive fiscal quarters divided by the total minimum rent paid during such period.

         In connection with the acquisition of this Property, the Company may be required to make an additional payment (the "Coconut Creek Earnout Amount") if certain earnout provisions are achieved by March 31, 2005. The Coconut Creek Earnout Amount is equal to the lesser of: (i) the adjusted net operating income of the Property (over the twelve months preceding March 31, 2005, adjusted, if necessary, to reflect net operating income that would be derived from the Property at a 93% occupancy rate) divided by 8.57, less the Company's initial investment in the Property (meaning the acquisition and transactional costs incurred by the Company in purchasing the Property and subsequent amounts incurred by the Company with respect to the Property); (ii) 20% of the Company's investment in the Property; or (iii) 94% of the fair market value of the Property, less the Company's investment in the Property. At such time that the Coconut Creek Earnout Amount becomes payable, the lease will be amended to increase the annual minimum rent for any such amount payable.

         The federal income tax basis of the depreciable portion of the Coconut Creek Property is approximately $9.7 million.

         The Coconut Creek Property, which opened in February 2000, includes 80 assisted living units and 14 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a common activities room and dining room, a library, a beauty/barber shop, an emergency call system and professionally maintained grounds. The Property is located approximately 14 miles north of Fort Lauderdale, Florida. The Property is within three miles of two hospitals and is near shopping areas and a park. In addition to the Company's Homewood Residence of Boca Raton, other senior living facilities located in proximity to the Coconut Creek Property include Brighton Gardens of Boca Raton, Chancellor Park of Deer Creek, Concorde Retirement Community, The Forum at Deer Creek, Park Regency, The Renaissance and Seasons. The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the period the assisted living facility has been operational are as follows:

                                       Coconut Creek Property
                      ---------------------------------------------------------
                          Average           Revenue per            Revenue
                         Occupancy            Occupied          per Available
       Year                Rate                 Unit                 Unit
-------------------   ----------------    -----------------    ----------------

       *2000               28.20%              $79.87               $22.52
      **2001              71.30%                77.11                53.93

*    Data for 2000 represents the period February 14, 2000 through  December 31,
     2000.
**   Data for 2001  represents the period  January 1, 2001 through  December 31,
     2001.

         The Company believes that the results achieved by the Property, as shown in the table above, are not indicative of its long-term operating potential as the Property opened in February 2000.

         American Retirement Corporation Brands. American Retirement Corporation splits its portfolio into two units, core facilities and assisted living facilities. According to American Retirement Corporation's June 2001 Form 10-Q, American Retirement Corporation operates 65 facilities. The core facilities consist of 31 Continuing Care Retirement Communities (CCRCs). The core communities act as "hubs" of a hub and spoke model. The model helps create efficiencies in markets through cross-marketing, cross-staffing and referrals. The "spokes" are 34 assisted living and memory impaired properties. The majority of these 34 properties have been operational for less than two years. The newer facilities are operated under the Homewood Residence brand. The communities are designed in a comfortable, home-like setting and provide residents with a sense of community through a variety of activities, restaurant-style dining, on-site security, weekly housekeeping and scheduled transportation. The communities promote an environment that enables residents to remain as independent as possible for as long as possible, while providing a personally tailored program of services and care. In 2000, the American Seniors Housing Association, a seniors' housing trade association, ranked American Retirement Corporation as the nation's sixth largest manager of seniors' housing.

                         CNL RETIREMENT PROPERTIES, INC.
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                      OF PROPERTIES ACQUIRED FROM INCEPTION
                            THROUGH NOVEMBER 9, 2001
                For the Year Ended December 31, 2000 (Unaudited)


         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of each Property acquired by the Company from November 10, 2001 through February 12, 2002 and the Properties for which the Company had initial commitments as of February 12, 2002. The statement presents unaudited estimated taxable operating results for each Property as if the Property (i) had been acquired the earlier of (a) the actual date acquired by the Company or (b) January 1, 2001, and (ii) and been operational during the period January 1, 2001 through December 31, 2001. The schedule should be read in light of the accompanying footnotes. For information relating to Properties acquired prior to November 10, 2001, see Appendix E to the Prospectus Supplement dated November 29, 2001.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.

                                                                                                         Brighton Gardens
                                 Holley Court Terrace      Homewood Residence        Heritage Club          by Marriott
                                       Oak Park              Coconut Creek         Greenwood Village         Camarillo
                               ------------------------- ---------------------- ---------------------  --------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income (1)                    $1,846,927                  $ 968,756            $1,786,538            $1,844,586

Asset Management Fees (2)              (110,816 )                  (58,125  )           (107,192  )           (120,944 )

Interest Expense (3)                   (934,181 )                       --              (750,000  )           (430,835 )

General and Administrative
    Expenses (4)                       (147,754 )                  (77,500  )           (142,923  )           (147,567 )
                                   -------------            ---------------         -------------         -------------

Estimated Cash Available from
    Operations                          654,176                    833,131               786,422             1,145,240

Depreciation  and Amortization
    Expense (5) (6)                    (536,812 )                 (314,214  )           (609,432  )           (716,763 )
                                   -------------            ---------------         -------------         -------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                    $ 117,364                  $ 518,917             $ 176,991             $ 428,477
                                   =============            ===============         =============         =============

                                  See Footnotes


                                 Brighton Gardens             MapleRidge               MapleRidge               MapleRidge
                                    by Marriott               by Marriott              by Marriott             by Marriott
                                      Towson                    Clayton                 Dartmouth               Elk Grove
                               ---------------------- -----------------------   ----------------------- ---------------------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income (1)                  $ 1,205,373                    $794,451               $803,582                 $840,109

Asset Management Fees (2)              (79,444  )                  (52,172 )              (52,765  )               (55,136  )

Interest Expense (3)                  (281,536  )                 (185,558 )             (187,590  )              (196,222  )

General and Administrative
    Expenses (4)                       (96,430  )                  (63,556 )              (64,287  )               (67,209  )
                                ---------------             ---------------         --------------           --------------

Estimated Cash Available from
    Operations                         747,963                     493,165                498,940                  521,542

Depreciation  and Amortization
    Expense (5) (6)                   (470,678  )                 (309,164 )             (312,680  )              (326,742  )
                                ---------------             ---------------         --------------           --------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                   $ 277,285                    $184,001               $186,260                 $194,800
                                ===============             ===============         ==============           ==============


                                  See Footnotes

                                                      Total
                                           ----------------------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income (1)                                $ 10,090,322

Asset Management Fees (2)                            (636,594  )

Interest Expense (3)                               (2,965,922  )

General and Administrative
    Expenses (4)                                     (807,226  )
                                               ---------------

Estimated Cash Available from
    Operations                                      5,680,580

Depreciation  and Amortization
    Expense (5) (6)                                (3,596,485  )
                                               ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                                $ 2,084,095
                                               ===============


                                  See Footnotes

FOOTNOTES:

(1) Rental income does not include percentage rents which will become due if specified levels of gross receipts are achieved.

(2) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Retirement Corp. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(3) The Company assumed a mortgage note secured by the Oak Park Property in the principal amount of approximately $13,000,000 with an interest rate based on LIBOR plus 350 basis points, not to exceed 8.0% per annum. In conjunction with the purchase of the Greenwood Village Property, the Company is expected to borrow $10,000,000 on a mortgage payable with an interest rate of 7.50% per annum. In addition, the Company is expected to obtain Permanent Financing of $23,520,000 related to the purchase of the Camarillo, Towson, Clayton, Dartmouth and Elk Grove Properties with an interest rate based on the commercial paper rate plus 150 basis points.

(4) Estimated at 8% of gross rental income, based on the previous experience of an Affiliate of the Advisor with another public REIT.

(5) The federal tax basis of the depreciable portion of each property and the number of years the assets have been depreciated on the straight-line method are as follows:

                                                                 Furniture and
                                             Buildings              Fixtures
                                            (39 years)            (5-15 years)
                                          --------------       ----------------

         Oak Park Property                   $16,732,771           $ 509,460
         Greenwood Village Property           15,497,608           1,026,950
         Coconut Creek Property                7,923,877             555,189
         Camarillo Property                   17,390,355           1,152,375
         Towson Property                      11,423,077             756,951
         Clayton Property                      7,501,722             497,102
         Dartmouth Property                    7,586,969             502,750
         Elk Grove Property                    7,927,956             525,346

(6) Loan costs totalling $716,926 have been amortized under the straight-line method over the term of each loan.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
-------

           (a)      Financial   information   related  to   guarantor  of
                    retirement properties acquired.

                    See Index to Other Financial Information on page 18.

           (b)      Pro forma financial information.

                    See Index to Pro Forma Financial Statements on page 10.

           (c)      Exhibits:

                    None.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                                       CNL RETIREMENT PROPERTIES, INC.


Dated:  February 26, 2002     By:       /s/ Robert A. Bourne
                                       ----------------------------------------
                                       ROBERT A. BOURNE, President

                          INDEX TO FINANCIAL STATEMENTS

                         CNL RETIREMENT PROPERTIES, INC.

                                                                                                         Page
Pro Forma Consolidated Financial Information (unaudited):

     Pro Forma Consolidated Balance Sheet as of December 31, 2001                                          12

     Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2001                     13

     Notes to Pro Forma Consolidated Financial Statements for the year ended December 31, 2001             14


                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



         The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. and its subsidiaries (the "Company") gives effect to
(i) the receipt of $23,039,289 in gross offering proceeds from the sale of 2,303,929 additional shares for the period January 1, 2002 through February 12, 2002, assumed borrowings of $46,520,000 under mortgage notes payable, and the accrual of related offering expenses, acquisition fees and miscellaneous acquisition expenses and (ii) the application of such funds and cash on hand as of December 31, 2001, to (a) invest in a joint venture which will own five properties and (b) purchase three additional properties, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2001, has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on December 31, 2001.

         The Unaudited Pro Forma Consolidated Statements of Earnings for the year ended December 31, 2001, includes the historical operating results of properties described in (ii) above from the date of their acquisition plus operating results from (A) the later of (i) the date the properties became operational by the previous owners or (ii) January 1, 2001, to (B) the earlier of (i) the date the properties were acquired by (or for the pending acquisitions, became probable of being acquired) the Company or (ii) the end of the pro forma period presented (the "Pro Forma Period").

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2001

                                                                                   Pro Forma
                         ASSETS                             Historical            Adjustments                  Pro Forma
                                                           --------------          -------------              -------------

Land, buildings and equipment on operating leases, net      $ 35,232,568           $106,099,183    (b)       $ 145,871,090
                                                                                      4,539,339    (b)
Cash and cash equivalents                                     26,721,107             23,039,289    (a)             104,266
                                                                                     46,520,000    (b)
                                                                                   (106,099,183 )  (b)
                                                                                     (1,826,167 )  (b)
                                                                                       (716,926 )  (b)
                                                                                      8,500,000    (c)
                                                                                      4,243,967    (d)
                                                                                       (277,821 )  (e)
Restricted cash                                                   35,109                277,821    (e)             312,930
Receivables                                                      180,163                     --                    180,163
Loan costs, net                                                   36,936                716,926    (b)             753,862
Accrued rental income                                             97,793                     --                     97,793
Other assets                                                   2,143,213              1,036,768    (a)             466,809
                                                                                      1,826,167    (b)
                                                                                     (4,539,339 )  (b)
                                                          --------------          -------------              -------------
                                                            $ 64,446,889           $ 83,340,024               $147,786,913
                                                          ==============          =============              =============

          LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Accounts payable and accrued expenses                      $ 294,839                $    --                 $  294,839
    Due to related parties                                     1,772,807              2,879,911    (a)           4,652,718
    Mortgages payable                                                 --             46,520,000    (b)          46,520,000
    Security deposits                                          1,363,986              4,243,967    (d)           5,607,953
    Rent paid in advance                                         105,215                     --                    105,215
                                                          --------------          -------------              -------------
          Total liabilities                                    3,536,847             53,643,878                 57,180,725
                                                          --------------          -------------              -------------

Minority Interest                                                     --              8,500,000    (c)           8,500,000
                                                          --------------          -------------              -------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                       --                     --                         --
    Excess shares, $0.01 par value per share.
       Authorized and unissued 103,000,000 shares                     --                     --                         --
    Common stock, $0.01 par value per share.
       Authorized 100,000,000 shares; issued
       7,141,131 and outstanding 7,134,400 shares;
       issued 9,445,060 and outstanding 9,438,329
       shares, as adjusted                                        71,344                 23,039    (a)              94,383
    Capital in excess of par value                            61,786,149             23,016,250    (a)          82,959,256
                                                                                     (1,843,143 )  (a)
    Accumulated distributions in excess of net earnings         (947,451 )                   --                   (947,451 )
                                                          --------------          -------------              -------------
          Total stockholders' equity                          60,910,042             21,196,146                 82,106,188
                                                          --------------          -------------              -------------
                                                            $ 64,446,889           $ 83,340,024               $147,786,913
                                                          ==============          =============              =============

See accompanying notes to unaudited pro forma consolidated financial statements.


                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 2001

                                                                                Pro Forma
                                                        Historical             Adjustments               Pro Forma
                                                       ------------          ---------------           -------------
Revenues:
    Rental income from operating leases                 $ 1,725,018             $ 12,743,721     (1)    $ 14,468,739
    FF&E reserve income                                      39,199                       --                  39,199
    Interest and other income                               135,402                 (134,844   ) (2)             558
                                                        ------------          ---------------           -------------
                                                          1,899,619               12,608,877              14,508,496
                                                        ------------          ---------------           -------------
Expenses:
    Interest                                                105,056                2,966,021     (3)       3,071,077
    General operating and administrative                    395,268                       --                 395,268
    Asset management fees to related party                   93,219                  654,041     (4)         747,260
    Reimbursement of operating expenses
       from related party                                  (145,015  )               145,015     (5)              --
    Depreciation and amortization                           535,126                3,741,378     (6)       4,276,504
                                                        ------------          ---------------           -------------
                                                            983,654                7,506,455               8,490,109
                                                        ------------          ---------------           -------------

Net earnings before minority interest                       915,965                5,102,422               6,018,387

Minority interest                                                --                 (470,359   ) (7)        (470,359 ))
                                                        ------------          ---------------           -------------


Net Earnings                                              $ 915,965              $ 4,632,063             $ 5,548,028
                                                        ============          ===============           =============

Net Earnings Per Share of Common Stock
    (Basic and Diluted) (8)                                $   0.38                                        $    0.64
                                                        ============                                    =============

Weighted Average Number of Shares of Common
    Stock Outstanding (Basic and Diluted) (8)             2,391,072                                        8,675,690
                                                        ============                                    =============



See accompanying notes to unaudited pro forma consolidated financial statements.


                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Balance Sheet:
-----------------------------------------------

(a) Represents gross proceeds of $23,039,289 from the sale of 2,303,929 shares during the period January 1, 2002 through February 12, 2002, and the accrual of $2,879,911 for related acquisition fees of $1,036,768 (4.5% of gross proceeds) which are reflected in other assets, selling commissions of $1,727,947 (7.5% of gross proceeds) and marketing support and due diligence expense reimbursement fees of $115,196 (0.5% of gross proceeds) which have been netted against stockholders' equity.

(b) Represents the use of $62,122,276 of cash and cash equivalents and $46,520,000 borrowings under mortgage notes payable, to purchase eight properties for $106,099,183, to pay $1,826,167 of acquisition fees on permanent financing (4.5% of permanent financing) and miscellaneous acquisition costs incurred in conjunction with the purchase of the properties and to pay loan costs of $716,926. Also represents reclassification of $393,431 in miscellaneous acquisition costs and $4,145,908 in acquisition fees to land, buildings and equipment on operating leases.

                                                                                   Acquisition
                                                                                     Fees and
                                                                                  Closing Costs
                                                                                   Allocated to
                                                             Purchase Price         Investment            Total
                                                             ----------------     ---------------    ----------------

         Holley Court Terrace in Oak Park, IL                   $ 18,469,275           $ 901,842         $19,371,117
         Homewood Residence in Coconut Creek, FL                   9,687,563             462,146          10,149,709
         Heritage Club in Greenwood Village, CO                   17,865,375             806,442          18,671,817
         Brighton Gardens in Camarillo, CA                        20,157,404             794,833          20,952,237
         Brighton Gardens in Towson, MD                           13,240,648             522,095          13,762,743
         MapleRidge in Clayton, OH                                 8,695,351             342,868           9,038,219
         MapleRidge in Dartmouth, MA                               8,794,162             346,764           9,140,926
         MapleRidge in Elk Grove, CA                               9,189,405             362,349           9,551,754
                                                             ----------------     ---------------    ----------------

                                                                $106,099,183          $4,539,339        $110,638,522
                                                             ================     ===============    ================


(c) The properties in Camarillo, California, Towson, Maryland, Clayton, Ohio, Dartmouth, Massachusetts, and Laguna Creek, California (the "Joint Venture Properties") are owned through a consolidated joint venture (the "Joint Venture") in which the Company owns a 76.75 percent interest. Adjustment represents $8,500,000 of cash received from the minority partner for ownership of 23.25 percent of the joint venture.

(d) Represent cash and cash equivalents of $4,243,967 from the lessees as security deposits in conjunction with the leases for the properties described in (b) above.

(e) Represents cash of $277,821 that was placed in escrow in conjunction with the mortgage loan related to the property in Oak Park, Illinois.

Unaudited Pro Forma Consolidated Statements of Earnings:
-------------------------------------------------------

(1) Represents adjustment to rental income from the operating leases for the properties acquired by (or for pending acquisitions, that are probable of being acquired) by the Company as of February 12, 2002 (collectively, the "Pro Forma Property" or "Pro Forma Properties") for the Pro Forma Period.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:
-------------------------------------------------------------------

         The following presents the actual date the Pro Forma Properties were acquired by (or for the pending acquisitions, became probable of being acquired) by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statements of Earnings.


                                                                                  Date the Property
                                                                                        Became
                                                                                   Operational as a
                                                                  Date              Rental Property
                                                           Acquired/Probable         for Pro Forma          Purchase
                                                             by the Company            Purposes               Price
                                                          ---------------------    ------------------     --------------

         Broadway Plaza in Arlington, TX                  November 9, 2001          January 1, 2001          $10,578,750
         Homewood Residence in Boca Raton, FL             November 9, 2001          January 1, 2001            9,672,000
         Holley Court Terrace in Oak Park, IL             February 11, 2002         January 1, 2001           18,469,275
         Homewood Residence in Coconut Creek, FL          February 11, 2002         January 1, 2001            9,687,563
         Heritage Club in Greenwood Village, CO           December 21, 2001         January 1, 2001           17,865,375
         Brighton Gardens in Camarillo, CA a              February 12, 2002         January 1, 2001           20,157,404
         Brighton Gardens in Towson, MD a                 February 12, 2002         January 1, 2001           13,240,648
         MapleRidge in Clayton, OH a                      February 12, 2002         January 1, 2001            8,695,351
         MapleRidge in Dartmouth, MA a                    February 12, 2002         January 1, 2001            8,794,162
         MapleRidge in Elk Grove, CA a                    February 12, 2002         January 1, 2001            9,189,405

         The leases provide for the payment of percentage rent in addition to base rental income; however, no percentage rent was due under the leases for the Pro Forma Properties during the period the Company was assumed to have held the properties.

         a Properties acquired through joint venture (see Note (3) below.)

(2) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts for the Pro Forma Period. The pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately two to four percent per annum by the Company during the year ended December 31, 2001.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:
-------------------------------------------------------------------

(3) Represents adjustment to interest expense for mortgage loans for the Pro Forma Period based on the following terms:

                                           Mortgage                                                    Pro Forma
                                              Loan                      Interest Rate                  Adjustment
                                          -------------     --------------------------------------    --------------
         Holley Court Terrace in Oak        $13,000,000     Floating  at 350  basis  points  over          $934,181
         Park, IL, maturing October                         the 30-day LIBOR,  with a LIBOR floor
         2003                                               of  3.50.   If  30-day   LIBOR  falls
                                                            below 2.60, interest
                                                            rate will be 30-day
                                                            LIBOR plus 440 basis
                                                            points. During the
                                                            Pro Forma Period,
                                                            the interest rate
                                                            varied from 6.28% to
                                                            8.00%.

         Heritage Club in Greenwood        $10,000,000      7.5%                                           $750,000
         Village, CO, maturing
         January 2016

         Joint Venture Properties,         $23,520,000      Floating at 150 basis points over            $1,281,840
         maturing January 2006                              the rate of commercial paper graded
                                                            A1 by Standard &
                                                            Poors or F1 by Fitch
                                                            IBCA. During the Pro
                                                            Forma Period, the
                                                            interest rate varied
                                                            from 3.78% to 6.99%.

         If the interest rates on variable rate loans would have increased by 0.125% during the Pro Forma Period, interest expense would have increased by $41,066.

(4) Represents increase in asset management fees relating to the Pro Forma Properties for the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value as defined in the Company's prospectus.

(5) Pursuant to the advisory agreement, CNL Retirement Corp. (the "Advisor") is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year") the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap.") During the Expense Year ended June 30, 2001, the Company's operating expenses exceeded the Expense Cap by $145,015.

         As a result of the Pro Forma Properties being treated in the Pro Forma Consolidated Statements of Earnings as operational for the Pro Forma Period, the Expense Cap increased based on two percent of average invested assets; therefore, the amount of the reimbursement of operating expenses from related party was adjusted for the year ended December 31, 2001.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 2001


(6) Represents increase in depreciation expense of the buildings and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method of $3,608,682. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively. Also represents amortization of the loan costs of $132,696 on related mortgage loans, amortized during the Pro Forma Period under the straight-line method (which approximates the effective interest method) over the life of the loan.

         The following presents the amount of land, building and FF&E for each of the Pro Forma Properties:

                                                               Land              Building            FF&E
                                                          ----------------    ---------------    --------------

         Broadway Plaza in Arlington, TX                     $  1,343,538        $ 9,174,538         $  602,226
         Homewood Residence in Boca Raton, FL                   1,143,571          8,501,806            554,537
         Holley Court Terrace in Oak Park, IL                   2,128,886         16,732,771            509,460
         Homewood Residence in Coconut Creek, FL                1,670,643          7,923,877            555,189
         Heritage Club in Greenwood Village, CO                 2,147,259         15,497,608          1,026,950
         Brighton Gardens in Camarillo, CA                      2,409,507         17,390,355          1,152,375
         Brighton Gardens in Towson, MD                         1,582,715         11,423,077            756,951
         MapleRidge in Clayton, OH                              1,039,395          7,501,722            497,102
         MapleRidge in Dartmouth, MA                            1,051,207          7,586,969            502,750
         MapleRidge in Elk Grove, CA                            1,098,452          7,927,956            525,346

(7) Represents adjustment for the interest of the joint venture, a consolidated subsidiary in which the Company will own a 76.75% interest, for the Pro Forma Period.

         Revenues:
             Rental income from operating leases                 $ 5,488,101

         Expenses:
             Interest                                              1,281,840
             Asset management fees to related parties                276,654
             Depreciation and amortization                         1,906,552
                                                               -------------

         Net earnings of Joint Venture                             2,023,055
                                                               -------------
         Minority interest ownership percentage                        23.25%
                                                               -------------

         Minority interest                                        $  470,359
                                                               =============

(8) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 2001. As a result of receipt of gross proceeds from the sale of shares during the period January 1, 2002 through February 12, 2002, as described in Note (a) above, which were used to acquire the Pro Forma Properties described in Note (b) above, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares, during the year ended December 31, 2001.

         In addition, for the year ended December 31, 2001, pro forma earnings per share were calculated based on the historical weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares through February 12, 2002, necessary to fund the cost of the acquired properties and pending acquisitions described in (b) as of the pro forma acquisition date described in Note (1).

                      INDEX TO OTHER FINANCIAL INFORMATION


The following summarized financial information is filed as part of this report as a result of American Retirement Corporation ("ARC") guaranteeing lease payments for the tenant relating to the two Properties acquired by the Company on February 11, 2002. The summarized financial information presented for ARC as of December 31, 2000 and December 31, 1999, and for each of the three years ended December 31, 2000, was obtained from the Form 10-K filed by ARC with the Securities and Exchange Commission for the year ended December 31, 2000. The summarized financial information presented for ARC as of September 30, 2001 was obtained from the Form 10-Q filed by ARC with the Securities and Exchange Commission for the nine months ended September 30, 2001.

                                                                        Page
                                                                        ----
American Retirement Corporation and Subsidiaries:

    Selected Financial Data for the nine months ended September 30,
         2001 and the years ended December 31, 2000, 1999 and 1998       19

                           Other Financial Information

                   American Retirement Corp. and Subsidiaries
                             Selected Financial Data
                      (in Thousands, except per share data)




Consolidated Balance Sheet Data:
                                                September 30,           December 31,
                                                                                               December 31,
                                                    2001                    2000                   1999
                                                 ------------            ------------           ------------

Current assets                                       $52,523              $ 50,728               $ 63,185
Noncurrent assets                                    778,842               741,752                677,226
Current liabilities                                   75,753                36,448                 39,595
Noncurrent liabilities                               625,905               614,075                552,648
Stockholders' equity                                 129,707               141,957                148,168



Consolidated Statements of Income Data:

                                                  Nine Months Ended         Year Ended          Year Ended           Year Ended
                                                   September 30,           December 31,        December 31,        December 31,
                                                        2001                   2000                1999                1998
                                               -----------------------    ---------------     ----------------    ----------------

Revenues                                                $189,801                $206,114            $175,270           $142,357

Costs and expenses (including income
   tax expense and extraordinary items)                  201,665                 211,960             173,218            135,457
                                                    ------------           -------------       -------------        -----------

Net income (loss)                                      $ (11,864 )              $ (5,846 )           $ 2,052            $ 6,900
                                                    ============           =============       =============        ===========

Basic earnings (loss) per share                          $ (0.69 )               $ (0.34 )           $  0.12            $  0.49
                                                    ============           =============       =============        ===========

Diluted earnings (loss) per share                        $ (0.69 )               $ (0.34 )           $  0.12            $  0.49
                                                    ============           =============       =============        ===========